SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2011

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	1-11177 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

15 Network Drive, Burlington, Massachusetts 01803 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code (781) 993-2300

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 15, 2011, Palomar Medical Technologies, Inc. (the “Company”; Nasdaq:PMTI), a Delaware corporation, The General Hospital Corporation, a Massachusetts corporation, Syneron, Inc., a Delaware corporation, Syneron Medical Ltd. (Nasdaq:ELOS) and Candela Corporation, a Delaware corporation (acquired by Syneron in January 2010), entered into a Settlement Agreement to end certain patent disputes between the companies.  The Settlement Agreement includes as exhibits an executed Non-Exclusive Patent License Outside the Consumer Field, an executed binding Consumer License Term Sheet, and Stipulations of Dismissal for two pending lawsuits. The Company’s press release announcing this settlement is entitled “Palomar and Syneron Announce Settlement of Patent Infringement Lawsuits – Comprehensive Settlement Covers Palomar’s Lawsuits Against Candela and Syneron” and is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The description above is qualified in its entirety by reference to the Settlement Agreement, Non-Exclusive Patent License Outside the Consumer Field and Consumer License Term Sheet, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1* which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS (d) Exhibits

Number	Title

10.1*
Settlement Agreement, including exhibits, Dated September 15, 2011, between Palomar Medical Technologies, Inc., The General Hospital Corporation, Syneron, Inc., Syneron Medical Ltd. and Candela Corporation.

99.1	Press Release issued by Palomar Medical Technologies, Inc. and Syneron Medical Ltd. on September 16, 2011

*Filed under application for confidential treatment.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President

Date: September 21, 2011

EXHIBIT INDEX

Number	Title

10.1*
Settlement Agreement, including exhibits, Dated September 15, 2011, between Palomar Medical Technologies, Inc., The General Hospital Corporation, Syneron, Inc., Syneron Medical Ltd. and Candela Corporation.

99.1	Press Release issued by Palomar Medical Technologies, Inc. and Syneron Medical Ltd. on September 16, 2011

*Filed under application for confidential treatment.